SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Canadian Credit Agreement

On May 16, 2013, Standard Motor Products, Inc. and certain of its wholly owned subsidiaries (the “Company”) amended its Credit Agreement, dated as of December 29, 2005, as further amended (the “Canadian Credit Agreement”), with GE Canada Finance Holding Company, for itself and as agent for the lenders. The amended Canadian Credit Agreement provides for, among other things, the extension of the maturity date to March 2018 and changes to certain definitions and other provisions of the amended Canadian Credit Agreement to parallel the revolving credit provisions of the US Credit Agreement (defined below).

Amendment to US Credit Agreement

On May 16, 2013, the Company amended its Third Amended and Restated Credit Agreement dated as of November 10, 2010, as further amended (the “US Credit Agreement”), with General Electric Capital Corporation, as agent, and a syndicate of lenders for a secured revolving credit facility. The amended US Credit Agreement provides for, among other things, an increase in the line of credit by $50 million to $250 million, a reduction of 25 basis points to the applicable margins relating to the calculation of interest rates, and an extension of the maturity date to March 2018.

We maintain ordinary banking relationships with General Electric Capital Corporation, certain of the other lenders and their respective affiliates. For these services, the parties have received, and may in the future receive, customary compensation and expense reimbursement.

The descriptions set forth above are qualified by (a) Amendment No. 3 to Third Amended and Restated Credit Agreement filed herewith as exhibit 10.29 and (b) Amendment No. 8 to Credit Agreement filed herewith as exhibit 10.30.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 16, 2013, the Company held its Annual Meeting of Stockholders. The Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting:

(a)	Election of ten Directors to serve for the ensuing year and until their successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Pamela Forbes Lieberman	17,866,596	1,692,720	2,545,760
Joseph W. McDonnell	19,362,759	196,557	2,545,760
Alisa C. Norris	19,369,051	190,265	2,545,760
Arthur S. Sills	18,963,040	596,276	2,545,760
Lawrence I. Sills	19,314,846	244,470	2,545,760
Peter J. Sills	18,964,032	595,284	2,545,760
Frederick D. Sturdivant	19,338,449	220,867	2,545,760
William H. Turner	19,328,753	230,563	2,545,760
Richard S. Ward	19,370,990	188,326	2,545,760
Roger M. Widmann	19,362,150	197,166	2,545,760

(b)	Ratification of Appointment of KPMG LLP as the Company’s Registered Public Accounting Firm for the year ended December 31, 2013:

Votes For	Votes Against	Abstain
21,947,351	126,907	30,818

(c)	Approval of non-binding, advisory resolution on the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,054,888	184,700	1,319,728	2,545,760

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.29
Amendment No. 3 to Third Amended and Restated Credit Agreement, dated as of May 16, 2013, among Standard Motor Products, Inc., as borrower and the other credit parties thereto, and General Electric Capital Corp., as agent and lender, Bank of America, N.A. and Wells Fargo Capital Finance, LLC, as lenders and co-syndication agents, JPMorgan Chase Bank, N.A., as lender and as documentation agent, and the other lenders thereto.

10.30
Amendment No. 8 to Credit Agreement, dated as of May 16, 2013, among SMP Motor Products, Ltd., as borrower and the other credit parties thereto, and GE Canada Finance Holding Company, as lender and agent, and the other lenders thereto.

99.1	Press Release, dated May 16, 2013, announcing the amendment to the revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: May 20, 2013

Exhibit Index

Exhibit No.	Description

10.29
Amendment No. 3 to Third Amended and Restated Credit Agreement, dated as of May 16, 2013, among Standard Motor Products, Inc., as borrower and the other credit parties thereto, and General Electric Capital Corp., as agent and lender, Bank of America, N.A. and Wells Fargo Capital Finance, LLC, as lenders and co-syndication agents, JPMorgan Chase Bank, N.A., as lender and as documentation agent, and the other lenders thereto.

10.30
Amendment No. 8 to Credit Agreement, dated as of May 16, 2013, among SMP Motor Products, Ltd., as borrower and the other credit parties thereto, and GE Canada Finance Holding Company, as lender and agent, and the other lenders thereto.

99.1	Press Release, dated May 16, 2013, announcing the amendment to the revolving credit facility.